Talk America®

Second Quarter 2006 Earnings Call

August 8, 2006

simplicity

savings

service

Forward Looking Statement

Please Note: Certain of the statements contained in this presentation may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are identified by the use of forward-looking words or phrases, including, but not limited to, "estimates," "expects," "expected," "anticipates," "anticipated," and "targets". These forward-looking statements are based on our current expectations. Although we believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Forward-looking statements involve risks and uncertainties and our actual results could differ materially from our expectations.

For a discussion of these risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the discussions contained in the Risk Factors in Item 1A of our Annual Report on Form 10-K for the year-ended December 31, 2005, filed March 16, 2006, as amended by our Form10-K/A filed March 28, 2006 and our subsequent reports on Forms 10-Q and 8-K filed with the Securities and Exchange Commission from time to time. We undertake no obligation to update our forward-looking statements.

Financial Highlights

($ in millions)	Q2 2006
Total Revenue	$114.1
Adjusted EBITDA	$12.7
Commercial Revenue (% of total)	38%
On-Net Revenue (% of total)	54%

Non-GAAP Reconciliation

Adjusted EBITDA ($ in millions)	Q2 2006
Operating Income	$(1.2)
(+) Depreciation & Amortization	11.9
(+) Stock Compensation Expense	1.6
(+) Loss on Asset Disposition	0.4
Adjusted EBITDA	$12.7

Voice Grade Equivalent Summary

Voice Grade Equivalent Lines (in thousands)	**Q4 2005**	**Q1 2006**	**Q2 2006**
Off-Net Voice	240	220	166
Off-Net Data	13	13	12
Total Off-Net	253	233	178
On-Net Voice	287	327	337
On-Net Data	54	136	138
Total On-Net	341	463	475
Total Voice Grade Equivalents	595	696	653

VGE Gross Adds Summary

VGE Gross Adds (in thousands)	Q4 2005	Q1 2006	Q2 2006
Total Off-Net	4.1	9.1	8.5
On-Net Voice	32.9	33.8	32.0
On-Net Data	9.3	13.1	16.3
Total On-Net	42.2	46.9	48.3
Total VGE Gross Adds	46.3	56.0	56.8

Migrations to UNE-L	88.5	4.2	20.9

Churn Summary

Average Monthly Churn	Q4 2005	Q1 2006	Q2 2006
Total Off-Net DSO	6.2%	6.8%	6.8%
Total On-Net DSO	4.1%	5.7%	5.2%
Total On-Net VGEs	3.8%	4.3%	4.1%
Combined T-1 Units	1.9%	2.2%	1.8%

High Quality Commercial Revenue Driven by Organic Growth and Acquisitions

Total Revenue


Commercial
Residential
Commercial
Residential

Q2 2005 **Q2 2006**

- Higher incremental gross margins – T1 product 65%
- Lower churn – less than 2%
- Lower bad debt – 2/3 of residential
- Upsale opportunities – grow with customer

High T1 Customer ROI

T1 Business is Growing and Produces Very Attractive Returns



T1 Unit Growth
3,100
3,500
12,000
12,500
Q3 2005
Q4 2005
Q1 2006
Q2 2006

- Acquisition Cost - $2500 per customer
- Installation Cost - $150 per customer
- CPE Cost - $350 per customer
- Average Revenue - $400 per customer-month
- Gross Margin – 65%
- Bad Debt – 2% to 3%
- Churn – 1% to 2% per month
- Payback 12 months
- Customer IRR >80%

Stable Gross Margins

Strong On-Net Gross Margins Bridge Transition to Facilities Based Provider

Gross Margin (%)


48.3%
46.6%
45.2%
48.7%
45.4%
Q2 2005
Q3 2005
Q4 2005
Q1 2006
Q2 2006

- Overall stability in margins
- Hot cuts complete
- Commercial margins exceed residential
- Network synergies to be realized in 2006 and 2007
- Commercial growth will drive margins higher

Financial Guidance

	Q3 2006	2006
Total Revenue	$101 - $103 mm	$437 - $443 mm
Adjusted EBITDA	$11 - $13 mm	$53 - $58 mm
Capital Expenditures	-	$25 - $30 mm